UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2023

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

(d)          Director Election.

On September 27, 2023, following a recommendation by its Nominating and Governance Committee, the Board of Directors (the “Company Board”) of First United Corporation (the “Company”) elected Kevin R. Hessler to serve as a director until the 2024 annual meeting of shareholders and until his successor is duly elected and qualifies. The Company Board expects to appoint Mr. Hessler to serve on its Audit, Loan and ALCO Committees. Mr. Hessler will also serve on the board of directors (the “Bank Board”) of First United Bank & Trust, the Company’s wholly-owned trust company subsidiary.

Mr. Hessler is a certified public accountant and a principal of LSWG, P.A., an accounting firm with offices in Frederick, Maryland and Rockville, Maryland, where he has worked since 1982, including as its Managing Principal for a 12-year period. Kevin is active in the accounting industry where he specializes in small business and real estate consulting, business and individual tax planning and was past board member and president of the Mid-Maryland Chapter of the Maryland Association of Certified Public Accountants.  Due to his vast accounting and financial experience, Kevin will qualify as a financial expert on the First United boards.  He is active in the Frederick, MD community having served on several boards including the Community Foundation of Frederick County, the Frederick Festival of the Arts, the Downtown Frederick Partnership, Counseling Services, Inc. and the Mental Health Association of Frederick County.  The Company believes that Mr. Hessler’s election will further its board refreshment objectives and provide additional depth of knowledge and expertise in critical areas of the Company’s operations.

For his service on the Company Board and the Bank Board, Mr. Hessler will receive regular director’s fees, which are subject to change at the discretion of the Company Board and the Bank Board and are disclosed each year in the Company’s definitive proxy statement for the annual meeting of shareholders.  For the period between his election and the 2024 annual meeting of shareholders, Mr. Hessler will receive a cash retainer of $8,750 and a grant of 583 fully-vested shares of common stock of the Company (“Common Stock”).  He may elect to receive some or all of his cash retainer in shares of Common Stock.  The number of shares paid in lieu of a cash retainer will be determined by dividing the portion of the cash retainer to be paid in shares by the mean between the high and low sales price of a share of Common Stock on the trading day immediately preceding the payment date, as reported on The NASDAQ Stock Market.  In addition, Mr. Hessler will receive a cash fee of $1,000 for each meeting of the Company Board and/or the Bank Board that he attends, which will be reduced to $200 when special meetings are called and the meeting lasts less than two hours or is related to regulatory matters.  Directors do not receive more than one cash fee when the Company Board and the Bank Board meet together.  For his committee service, Mr. Hessler will receive a cash fee of $500 for attending each meeting of a committee of the Company Board, and a cash fee of $500 for attending each meeting of a committee of the Bank Board.

All directors are permitted to participate in the Company’s Amended and Restated Executive and Director Deferred Compensation Plan (subject to any eligibility or other requirements thereof), the material terms of which were summarized in the Company’s definitive proxy statement on Schedule 14A for the 2022 annual meeting of shareholders that was filed with the Securities and Exchange Commission on March 31, 2022 under the heading, “Remuneration of Executive Officers”.

Since the beginning of the Company’s fiscal year ended December 31, 2021, neither the Company nor any of its subsidiaries has engaged in any transaction with Mr. Hessler, nor with any of his related interests, for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently proposed for the fiscal year ending December 31, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: September 28, 2023	By:	/s/ Tonya K. Sturm
Tonya K. Sturm
Senior Vice President & CFO